Exhibit 24.1

BB&T CORPORATION

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kelly S. King, Christopher L. Henson, Daryl N. Bible and Robert J. Johnson, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 or other appropriate form(s) of BB&T Corporation (the “Company”), and any and all amendments thereto, including all post-effective amendments, to the Registration Statement (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended), in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company’s common stock, $5.00 par value per share, pursuant to the (i) CRC Insurance Services, Inc. 401(k) Profit Sharing Retirement Plan and (ii) McGriff, Seibels & Williams, Inc. Employee 401(k) Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Kelly S. King Kelly S. King	Chairman of Board and Chief Executive Officer and Director (Principal Executive Officer)	June 24, 2014

/s/ Daryl N. Bible Daryl N. Bible	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 24, 2014

/s/ Cynthia B. Powell Cynthia B. Powell	Executive Vice President and Corporate Controller (Principal Accounting Officer)	June 24, 2014

/s/ Jennifer S. Banner Jennifer S. Banner	Director	June 24, 2014

/s/ K. David Boyer, Jr. K. David Boyer, Jr.	Director	June 24, 2014

/s/ Anna R. Cablik Anna R. Cablik	Director	June 24, 2014

/s/ Ronald E. Deal Ronald E. Deal	Director	June 24, 2014

/s/ James A. Faulkner James A. Faulkner	Director	June 24, 2014

/s/ I. Patricia Henry I. Patricia Henry	Director	June 24, 2014

/s/ John P. Howe III, M.D. John P. Howe III, M.D.	Director	June 24, 2014

Eric C. Kendrick	Director	June 24, 2014

/s/ Louis B. Lynn Louis B. Lynn	Director	June 24, 2014

/s/ Edward C. Milligan Edward C. Milligan	Director	June 24, 2014

/s/ Charles A. Patton Charles A. Patton	Director	June 24, 2014

/s/ Nido R. Qubein Nido R. Qubein	Director	June 24, 2014

/s/ Tollie W. Rich, Jr. Tollie W. Rich, Jr.	Director	June 24, 2014

/s/ Thomas E. Skains Thomas E. Skains	Director	June 24, 2014

/s/ Thomas N. Thompson Thomas N. Thompson	Director	June 24, 2014

/s/ Edwin H. Welch, Ph.D. Edwin H. Welch, Ph.D.	Director	June 24, 2014

/s/ Stephen T. Williams Stephen T. Williams	Director	June 24, 2014